UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 14, 2026

Liberty Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38081	81-4891595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
950 17th Street, Suite 2400
Denver, Colorado 80202
(Address and Zip Code of Principal Executive Offices)
(303) 515-2800
(Registrant’s Telephone Number, Including Area Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Class A Common Stock, par value $0.01	LBRT	New York Stock Exchange

NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Item 5.07. Submission of Matters to a Vote of Security Holders.
The voting results for each proposal considered at the 2026 annual meeting of stockholders of Liberty Energy Inc. (the “Company”) are set forth below. The proposals are described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 5, 2026.
Proposal 1: All four director nominees were elected to serve until the next annual meeting as follows:

Names	For	Withheld	Broker Non-Votes
Simon Ayat	136,763,558	3,472,642	8,174,160
Arjun Murti	131,680,792	8,555,408	8,174,160
Gale Norton	127,335,058	12,901,142	8,174,160
Cary Steinbeck	134,560,435	5,675,765	8,174,160
Proposal 2: The advisory vote to approve the compensation of the Company’s named executive officers was approved as follows:

For	Against	Abstentions	Broker Non-Votes
137,886,808	1,961,138	388,254	8,174,160
Proposal 3: The ratifications of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2026 was approved as follows:

For	Against	Abstentions	Broker Non-Votes
147,820,378	235,327	354,655	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2026	LIBERTY ENERGY INC.

	By:	/s/ R. Sean Elliott
R. Sean Elliott
Chief Legal Officer and Corporate Secretary